Exhibit 23.7

745 Seventh Avenue New York, NY 10019 United States

March 25, 2022

CONSENT OF BARCLAYS CAPITAL INC.

We hereby consent to (i) the inclusion of our opinion letter, dated September 25, 2021, to the Board of Directors of Gores Guggenheim, Inc. (the “Company”), as an Annex to the proxy statement/prospectus that forms a part of Amendment No. 4 to the Registration Statement on Form F-4 of Polestar Automotive Holding UK Limited (“Post-Combination Polestar”), as filed by Post-Combination Polestar on March 25, 2022 (the “Registration Statement”), relating to the proposed business combination transaction between the Company and Post-Combination Polestar and (ii) the references in the Registration Statement to such opinion and our firm in the Registration Statement under the headings “Questions and Answers,” “Summary of the Proxy Statement/Prospectus—Recommendation of the GGI Board and Reasons for the Business Combination,” “Summary of the Proxy Statement/Prospectus—Opinion of GGI’s Financial Advisor,” “The Business Combination—Background of the Business Combination,” “The Business Combination—Recommendation of the GGI Board and Reasons for the Business Combination,” “The Business Combination—Certain Engagements in Connection with the Business Combination and Related Transactions,” “The Business Combination—Opinion of GGI’s Financial Advisor,” “The Business Combination—Certain Financial Projections Provided to the GGI Board,” “Annex A—Business Combination Agreement” and “Annex H—Fairness Opinion.”

In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the rules and regulations adopted by the U.S. Securities and Exchange Commission thereunder, nor do we admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “experts” as used in the U.S. Securities Act of 1933, as amended, or the rules and regulations of the U.S. Securities and Exchange Commission thereunder.

Very truly yours,

BARCLAYS CAPITAL INC.

By:	/s/ Ed Witz

Name:	Ed Witz
Title:	Managing Director